AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into as of the ______ of April, 1996, by and between the undersigned, ____________________, a resident of _______________, Georgia, and First Citizens Corporation, a corporation organized and existing under the laws of the State of Georgia ("First Citizens").

         On even date herewith, First Citizens and Tara Bankshares Corporation, a corporation organized and existing under the laws of the State of Georgia ("Tara"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Tara into First Citizens (the "Merger") and the conversion of the issued and outstanding shares of the $10.00 par value common stock of Tara ("Tara Common Stock") into cash and shares of the $1.00 par value common stock of First Citizens, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

         The undersigned is a member of the Board of Directors of Tara and is the owner of __________ shares of Tara Common Stock and, if any, has rights by option or otherwise to acquire _______________ additional shares of Tara Common Stock ("Shares"). In order to induce First Citizens to enter into the Merger Agreement, the undersigned is entering into this Agreement with First Citizens to set forth certain terms and conditions governing the actions to be taken by the undersigned with respect to the Shares until consummation of the Merger.

         NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

         I. The undersigned covenants and agrees with First Citizens that for a period of three years after the effective time of the Merger, or one year following the date of the undersigned's termination of his status as a Director of Tara State Bank, whichever is later, the undersigned shall not, without the prior written consent of First Citizens directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having its principal office in Clayton County or any county adjacent to Clayton County. It is expressly understood that the covenants contained in this paragraph 1 do not apply to (i) securities holdings which cause the undersigned to be deemed a shareholder of a financial institution other than Tara as of the date of this Agreement, or (ii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel or certified public account. For the purposes of the covenants contained in this paragraph 1, the following terms shall have the following respective meanings:

                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes but is not limited to, service as an organizer, officer, director or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected or appointed position with such financial institution.

                  (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application to an appropriate federal or state regulatory authority for approval to organize.

                  (c) The term "major shareholder" shall refer to the beneficial ownership of 5% or more of any class of voting securities of such company or the ownership of 5% of the total equity interest in such company, however denominated.

         The provisions of this paragraph 1 shall be of no further force and effect if the undersigned is not offered employment as a director or advisory director of Tara State Bank or any of its subsidiaries at the effective time of the Merger.

         (2) The undersigned acknowledges and agrees that First Citizens could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that First Citizens, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

         (3) The undersigned, in his capacity as an officer or a director, is not aware of any claims against Tara or Tara State Bank (other than regular compensation and benefits in the ordinary course of business and routine deposit, loan and other banking services conducted in the ordinary course of business with Tara and Tara State Bank, as applicable) that he may have, and hereby releases Tara and Tara State Bank from any and all claims of which he is aware that he may have against either of them in his capacity as an officer or a director.

         (4) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provision of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         (5) Except with respect to the covenants contained in paragraph 1, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of (i) May 31, 1997 or such date to which the Merger Agreement is extended, or
(ii) the date on which the Merger Agreement shall terminate.

         IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.


As to the Undersigned,
signed in the presence of:




-----------------------------------       --------------------------------------
                                          Name:
                                               ---------------------------------
                                                   (Please print or type)


ATTEST:                                              FIRST CITIZENS CORPORATION


By:                                     By:
   --------------------------------        -------------------------------------
         (Secretary)

[CORPORATE SEAL]